Exhibit 23

                         KPMG Peat Marwick LLP
                              Suite 1900
                         1021 East Cary Street
                       Richmond, Virginia  23219




             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Jefferson Bankshares, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Jefferson Bankshares, Inc. of our report dated January 18, 1994, relating to the consolidated balance sheets of Jefferson Bankshares, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 Annual Report on Form 10-K of Jefferson Bankshares, Inc. Our report refers to the adoption of the Finacial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1993.



                               KPMG PEAT MARWICK LLP


Richmond, Virginia
January 25, 1995


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